MEI Pharma Acquires Litecoin, Launches $100M Institutional Treasury Strategy with Charlie Lee and GSR Advising

SAN DIEGO, 5 August 2025 – MEI Pharma, Inc. (NASDAQ: MEIP) (“MEI” or “the Company”) today announced the acquisition of 929,548 Litecoin (LTC) tokens at an average price of $107.58, successfully launching a major institutional treasury strategy with the LTC treasury now valued at approximately $110.4 million as of August 4, 2025. MEI becomes the first U.S.-listed public company to adopt Litecoin as a primary reserve asset, implementing a new strategy built on digital asset infrastructure and long-term capital innovation.

This strategic move, developed in partnership with GSR and with guidance provided by Litecoin Creator and MEI Board member Charlie Lee, marks the beginning of MEI’s broader institutional treasury initiative, designed to leverage the scalability and reliability of Litecoin as a long-term store of value and operational treasury asset.

“Litecoin has long embodied sound, scalable, and decentralized money,” said Mr. Lee. “By initiating this strategy, MEI is taking a clear, institutional step forward that recognizes Litecoin’s role as both a reserve asset and an integral part of global financial systems.”

Why Litecoin?

●
Proven Reliability: Over 13 years of uninterrupted uptime — a benchmark in blockchain resilience.
●
Operational Efficiency: Low fees and fast settlement make LTC ideal for treasury and reserve allocation.
●
Broad-Based Adoption: Integrated into platforms like BitPay, Robinhood, PayPal, and Venmo, with a wide network of users and merchants.

MEI’s treasury strategy is guided by GSR, a leading crypto investment firm, ensuring robust governance, execution, and market expertise.

“We’re proud to support MEI’s innovative Litecoin treasury initiative,” said Joshua Riezman, U.S. Chief Strategy Officer, GSR. “This model sets a new institutional standard for integrating digital assets into the financial operations of public companies.”

MEI plans to formally update its corporate identity in the weeks ahead, reflecting its expanding strategy, which could include the commencement of Litecoin mining activities, and a commitment to long-term innovation in capital structure and financial technology.

In addition to MEI’s new Litecoin treasury initiative, the Company continues to assess pre-clinical activities with our drug candidate pipeline that includes voruciclib, an oral cyclin-dependent kinase 9 inhibitor, and anticipates commencing further investigational research and development in the next several months.

About MEI Pharma, Inc.
MEI Pharma (Nasdaq: MEIP) is a pharmaceutical company with a portfolio of several drug candidates that may offer novel and differentiated therapies. Its treasury initiative — anchored by Litecoin — reflects a forward-thinking approach to governance, resilience, and financial innovation. For more information, please visit www.meipharma.com. Follow us on X (formerly Twitter) @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our future actions, prospective products and activities, future performance or results, including the success of the PIPE transaction and Litecoin strategy, the amount of proceeds to be received by MEI Pharma and the intended use of proceeds from the PIPE transaction, and any assumptions underlying any of the foregoing. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, risk relating to maintaining our current listing on Nasdaq, our ability to retain and attract senior management and other key employees, fluctuations in the market price of LTC and any associated impairment charges that we may incur as a result of a decrease in the market price of LTC below the value at which LTC is carried on our balance sheet, changes in the accounting treatment relating to our LTC holdings, our ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our LTC treasury strategy, the demand for our products and our customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, our proprietary rights, general economic conditions and other risk factors detailed in our annual report and other filings with the SEC. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contact Information:

Justin J. File

858-898-0976

investor@meipharma.com

Source: MEI Pharma, Inc.